Exhibit 10.2

PRIVILEGED AND CONFIDENTIAL

R&G Draft 3/4/2021

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED HEREIN, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER IS IN COMPLIANCE HEREWITH.

Warrant No. 1	Issue Date: March 5, 2021
(the “Issue Date”)

This certifies that, for value received, VNU International B.V. (the “Holder”) is entitled to subscribe for up to [184,250]1 fully paid Shares (as defined below), subject to adjustment pursuant to Section 3 (as adjusted pursuant to the terms hereof, the “Warrant Shares”) in the issued share capital of AI PAVE Dutchco I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and registered with the trade register of the Dutch Chamber of Commerce under number: 81838441 (the “Company”), at the Exercise Price and pursuant to the terms, and subject to the conditions, set forth in this warrant (this “Warrant”).

Prior to or on the date hereof, the sole shareholder of the Company has signed the shareholders’ resolution substantially in the form attached hereto as Exhibit A, inter alia, resolving to grant the Warrant to the Holder.

All capitalized terms used, but not otherwise defined, in this Warrant are defined in Section 12.

1.    Exercisability of Warrant. This Warrant shall be exercisable, in whole or in part, at any time and from time to time, during the period beginning on the Issue Date and terminating at the Expiration Time (such period, the “Warrant Exercise Period”). The “Exercise Price” shall initially be $[1,628]2 per Warrant Share and shall be subject to adjustment as set forth in Section 3. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant and

[1]

NTD: Reflects the number of Warrant Shares that, were the per share value of the Warrant Shares equal to four (4.0) times the Sponsor Per Share Price (i.e., [$2,171]), the aggregate spread under the Warrant would equal $100 million. (The Sponsor Per Share Price for Shares is [$543].) Bracketed numbers remain subject to final confirmation pending finalization of FX hedging arrangements.

[2]

NTD: The per share exercise price for the Warrant Shares will be equal to three (3.0) times the per share price paid by the Purchaser Sponsors to acquire common shares of the Company in connection with the Closing.

any Warrant Shares issuable upon exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, duly authorized, validly issued and non-assessable, free from all preemptive rights of any holder of Shares, and free from all liens and charges with respect to the issue thereof. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Warrant shall automatically expire and terminate at, and shall no longer be exercisable after, the Expiration Time. The Company represents and warrants to the Holder that on the date first set forth above it has issued Shares to an Affiliate of Advent at a price of [$543] per Share.

2.    Method of Exercise.

(a)    Exercise for Cash. This Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company, (ii) the payment of the Exercise Price in respect of the Warrant Shares being subscribed for, and (iii) delivery to the Company of the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof) completed and duly executed by the Holder. The Exercise Price shall be paid in cash, by wire transfer of immediately available funds, to an account specified in advance by the Company.

(b)    Net Exercise. This Warrant may also be exercised by the Holder, in whole or in part, at any time and from time to time, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof) completed and duly executed by the Holder and indicating that this Warrant is being net exercised, in which case the Company shall issue to the Holder such number of Warrant Shares as is computed using the following formula:

X =	Y * (A – B)
A

where:	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 2(b);

	Y =	the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b);

	A =	the Fair Market Value of one Warrant Share at the time of exercise; and

	B =	the Exercise Price in effect under this Warrant at the time such net exercise is made pursuant to this Section 2(b).

In case of a net exercise pursuant to this Section 2(b), the nominal value of the Warrant Shares to be issued will be charged, to the maximum extent possible, against the Company’s share premium reserve recognized for Dutch dividend withholding tax purposes. In the event the share premium recognized for Dutch dividend withholding tax purposes is insufficient, the Holder shall pay the nominal value of the Warrant Shares to the Company.

(c)    Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected, and the Person entitled to receive the Warrant Shares for which this Warrant is exercised shall be treated for all purposes as the Holder of such Warrant Shares, immediately prior to the close of business on the Business Day on which (i) this Warrant was surrendered to the Company, (ii) if such exercise is made for cash pursuant to Section 2(a), the Company receives payment of the Exercise Price in respect of the Warrant Shares being subscribed for, and (iii) the Company receives the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof), all as provided in this Section 2.

(d)    Issuance of Warrant Shares and Remainder of Unexercised Warrant. In the event of any exercise of this Warrant, the Company and the Holder shall, at the Company’s expense, as promptly as practicable, and in any event within ten (10) Business Days after this Warrant is exercised:

(i)

deliver to the Dutch civil law notary written powers of attorney (notarized and furnished with an apostille, if required by the Dutch civil law notary) giving such civil law notary the power to execute the notarial deed required in connection with the issuance of the Warrant Shares by the Company to the Holder, substantially in the form as attached hereto as Exhibit D; and

(ii)

execute any deed, document and form, and to perform all other acts necessary (including the exercise of voting rights) in order to give effect to the issuance of the Warrant Shares to the Holder in accordance with this Warrant (it being agreed that notwithstanding anything set forth herein, (x) the Holder shall not be required, in connection with such issuance, to become a party to the shareholders’ agreement relating to the Company entered into among certain holders of the Shares on the date hereof or any other agreement between holders of the Shares, and (y) the Company shall ensure that any such requirement in the Company’s Articles of Association or other organizational documents shall be waived with respect to such issuance).

Immediately following the issuance of the Warrant Shares pursuant to Sections 2(d)(i) and 2(d)(ii) above, the Company shall make the appropriate entries in the Company’s shareholders’ register and the appropriate registrations with the trade register of the Dutch Chamber of Commerce, reflecting the issuance of the Warrant Shares to the Holder.

Unless this Warrant has expired, a new warrant containing identical terms and conditions as contained in this Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant was not exercised shall also be issued by the Company to the Holder at such time.

(e)    Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In case the outcome of a calculation of the Warrant Shares to be issued would require a fraction of a Warrant Share to be issued to the Holder, (i) the aggregate number of Warrant Shares to be issued to such Holder will be rounded down to the nearest whole number and (ii) the Company shall make a cash payment to the Holder in an amount equal to the Fair Market Value of such fractional Warrant Shares at the time of exercise.

(f)    Redemption. No holder of this Warrant or the Warrant Shares may require the redemption thereof at any time. The Company shall not have the right to redeem this Warrant or the Warrant Shares at any time.

3.    Structural Anti-Dilution Adjustments. The Exercise Price and the number of Warrant Shares as to which this Warrant may be exercised are subject to adjustment from time to time, as provided in this Section 3 (each of the events described in Sections 3(a)-(f) below, an “Adjustment Event”).

(a)    Share Splits and Dividends. If the Company fixes a record date for the effectuation of a split or subdivision of the outstanding Shares or the determination of Holders entitled to receive a dividend or other distribution payable in additional Shares or securities or rights convertible into or exercisable for Shares (such securities or rights, the “Share Equivalents”) without payment of any consideration by such holder for the additional Shares or Share Equivalents (including the additional Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such split, subdivision, dividend or distribution if no record date is fixed), the number of Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of Shares outstanding and issuable with respect to such Share Equivalents, and the Exercise Price shall be proportionately decreased, such that the aggregate Exercise Price payable for the total number of Shares issuable on exercise of this Warrant is equal to the aggregate Exercise Price that would have been payable for the total number of Shares issuable on exercise of this Warrant immediately prior to such adjustment.

(b)    Reverse Share Splits. If the number of Shares outstanding is decreased by a combination of the outstanding Shares, then, as of the record date of such combination (or the date of such combination if no record date is fixed), the Exercise Price shall be increased and the number of Shares issuable on exercise of this Warrant shall be decreased, in each case, in proportion to such decrease in outstanding Shares, such that the aggregate Exercise Price payable for the total number of Shares issuable on exercise of this Warrant is equal to the aggregate Exercise Price that would have been payable for the total number of Shares issuable on exercise of this Warrant immediately prior to such adjustment.

(c)    Below Market Issuances. If the Company issues Shares or Share Equivalents at a price below the Fair Market Value of such Shares at the time of issuance (a “Below Market Transaction”), (i) the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to an amount determined by multiplying the number of Warrant Shares issuable immediately prior to the Below Market Transaction by a fraction (the “Adjustment Fraction”) (a) the numerator of which shall be (x) the total number of Shares issued and outstanding immediately prior to consummation of the Below Market Transaction plus (y) the total number of Shares issued or sold in the Below Market Transaction, and (b) the denominator of which shall be (x) the total number of Shares issued and outstanding immediately prior to consummation of the Below Market Transaction plus (y) the number of Shares that the aggregate consideration received by the Company in the Below Market Transaction would purchase at Fair Market Value at the time of issuance of Shares in the Below Market Transaction, and (ii) the Exercise Price then in effect shall be adjusted to an amount determined by dividing the Exercise Price in effect immediately prior to consummation of the Below Market Transaction by the Adjustment Fraction.

(d)    Pro Rata Repurchases. If the Company effects a Pro Rata Repurchase of the Shares, then, as of the effective date of the Pro Rata Repurchase, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of the Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Shares outstanding immediately prior to such Pro Rata Repurchase and (y) the Fair Market Value per Share on the trading day immediately preceding the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of Shares outstanding immediately prior to such Pro Rata Repurchase, minus the number of Shares so repurchased and (y) the Fair Market Value per Share on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant in full shall be increased to the number obtained by dividing (i) the product of (x) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(e)    Other Distributions. If the Company declares a distribution on the Shares payable in securities of the Company not giving rise to an adjustment elsewhere in this Section 3, securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (including cash dividends other than Tax Distributions) or options or rights not referred to in Section 3(a), then the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and assets (including cash dividends other than Tax Distributions) the Holder would have received if such Holder were the record holder of the Warrant Shares issuable under this Warrant as of the record date fixed for the determination of the Holders entitled to receive such distribution.

(f)    Recapitalizations. If there is a recapitalization of the Shares (including, without limitation, a reclassification, exchange, substitution or other event that results in a change of the Shares into other securities or property, or the consolidation or merger of the Company with or into another company, but excluding (a) a merger or consolidation in which the Company is the continuing company and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of other stock or other securities or property and (b) the events described in Sections 3(a)-(e)), the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number and kind of shares of stock or other securities or property of the Company or otherwise, that the Holder would have received as a result of such recapitalization if such Holder were the record holder of the Warrant Shares issuable under this Warrant as of the record date fixed for the determination of the holders of Shares entitled to participate in such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. Any such adjustment shall be made by and set forth in a supplemental agreement between the Holder and the Company or any successor thereto. The Company shall not effect any such recapitalization unless upon or prior to the consummation thereof the successor company, or if the Company shall be the surviving company in any such recapitalization and is not the issuer of the shares or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares or cash or other securities or property as the Holder shall be entitled to purchase upon exercise of this Warrant in accordance with the foregoing provisions.

(g)    Effective Time of Adjustment. An adjustment made pursuant to Section 3 shall become effective at the close of business on the record date (in the case of a dividend or distribution) or on the effective date of another action referred to in Section 3; provided that, in the event that such dividend or distribution is not made, the number of Warrant Shares or other property for which this Warrant may be exercised and the Exercise Price shall be readjusted, effective as of the date when the Board determines in Good Faith not to make such dividend or distribution, to reverse the effect of the applicable adjustment made pursuant to Sections 3(a)-(f).

(h)    Rounding. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a Share, as the case may be.

(i)    No Impairment. The Company shall not, by amendment of its organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and take all such actions as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

4.    Change of Control. In the event of any Change of Control of the Company prior to an IPO, the Holder shall at its option have the right, and at the Company’s option the Holder shall be obligated, to Transfer this Warrant or the Warrant Shares to the acquirer or surviving entity (which, for the sake of clarity, may be the Company or one or more of its Affiliates) in such Change of Control (the “Acquirer”), and the Acquirer, as a condition to the consummation of such Change of Control, shall be obligated to purchase this Warrant and such Warrant Shares from the Holder, in each case, at an aggregate purchase price equal to (a) the product of (i) the number of Warrant Shares issued and outstanding as of immediately before such Change of Control multiplied by (ii) the price paid per Share to the holders of Shares in such Change of Control (as determined based upon the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid, directly or indirectly); plus (b) the product of (i) the number of Shares for which this Warrant remains exercisable immediately before such Change of Control, multiplied by (ii) the difference, if positive, between (A) the price paid per Share to the holders of Shares in such Change of Control (as determined based upon the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid, directly or indirectly), minus (B) the Exercise Price; provided, that it being understood that the Holder shall receive the foregoing payment in the same form of consideration (and in the same proportion, and applying the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid) as the consideration received by the holders of the Shares generally in such Change of Control; provided, further, that it being also understood that if the holders of the Shares have the option to receive all or any of their portion of their consideration in cash or other property, the Holder shall have the same option (including the right to elect the same kind of consideration, if applicable). In the event that, in any Change of Control, the difference between the price paid per Share in such Change of Control minus the Exercise Price is less than or equal to zero, this Warrant shall automatically expire and terminate, and shall no longer be exercisable, immediately after the consummation of such Change of Control. The Holder agrees to (x) waive any appraisal or dissenters’ rights in connection with a Change of Control and (y) to deliver reasonable and customary share transfer forms to effect the Transfer of the Warrant Shares upon the closing of such Change of Control.

5.    Notice of Adjustments and Certain Actions. If (a) (i) the Company proposes to take any action that would require an adjustment pursuant to Section 3 to the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised or (ii) an event has occurred that would require the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised to be adjusted pursuant to Section 3, (b) there is a proposal for any merger, liquidation, dissolution or winding up of the Company or (c) the Company proposes to enter into a Change of Control, then, in any such case, the Company shall (x) reasonably promptly (and in any event in the case of clauses (a)-(b) at least ten (10) days prior to such proposed record date or date of occurrence of such event) deliver to the Holder a notice in accordance with Section 14 stating the proposed record date for, or the date of the occurrence of, such event and, in the case of clause (a), the proposed adjustment to the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised, showing in reasonable detail the facts upon which such adjustment is based, and (y) file such notice at the principal office of the Company. In addition, reasonably promptly upon request of the Holder following any adjustment pursuant to Section 3 to the number of Warrant Shares as to which this Warrant may be exercised or the Exercise Price, the Company shall deliver to the Holder a new warrant evidencing such adjustments in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant. In connection with a Change of Control, the Company shall deliver a notice in accordance with Section 14 within the earlier of ten (10) days following the execution of the definitive agreement with respect to such Change of Control and ten (10) days before the proposed date upon which such Change of Control is to be consummated, indicating in such notice the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Shares in the Change of Control, any election with respect to types of consideration that a holder of Shares shall be entitled to make in connection with the Change of Control and the percentage of total Shares to be transferred to the Acquirer in the Change of Control. In addition, promptly upon request of the Holder following any Transfer or termination of this Warrant in part but not in whole pursuant to Section 6, the Company shall deliver to the Holder a new warrant evidencing the remaining portion of this Warrant that was neither Transferred nor terminated, in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant, subject to any adjustment to the provisions of this Warrant made pursuant to Section 3.

6.    Transferability of Warrant.

(a)    Mechanics of Transfers. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant. Subject to satisfaction of the conditions set forth in this Section 6, this Warrant and all rights hereunder may be transferred by the Holder, in whole or in part, on the books of the Company to be maintained for such purpose, upon (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Assignment attached hereto as Exhibit C (or a reasonable facsimile thereof) completed and duly executed by the Holder. Upon such surrender and delivery, the Company shall promptly (i) make, execute and deliver a new warrant or warrants containing identical terms and conditions as contained in this Warrant other than the name(s) of any assignee(s) and the number of Warrant Shares represented thereby in the name(s) of the assignee(s) and in the denominations specified in such instrument of assignment, and (ii) make, execute and deliver to the Holder a new warrant representing the number of Warrant Shares that were not Transferred and otherwise containing identical terms and conditions as those contained in this Warrant. Upon such deliveries by the Company, this Warrant shall be canceled.

(b)    Transfer Restrictions. Before an IPO, the Holder may not Transfer all or any part of this Warrant or any Warrant Shares, except (i) with the prior written consent of the Company (which it may give or withhold in its discretion, subject to Section 6(c)) or (ii) to Nielsen Holdings or any Person or Persons who are subsidiaries of Nielsen Holdings (each, a “Permitted Affiliate”); provided that, if at any time such transferee ceases to be a Permitted Affiliate of the Holder, such transferee shall immediately (and, in any event, no later than three (3) Business Days thereafter) Transfer the portion of this Warrant that it holds (in whole and not in part) to a Person that is a Permitted Affiliate of the Holder or to the Holder itself. Following an IPO, the Holder may, subject to compliance with applicable law, Transfer all or any part of this Warrant or any Warrant Shares without regard to the restrictions set forth in this Section 6(b). For the avoidance of doubt, any transfer of shares or other securities of the Holder or of any of its Affiliates or Change of Control with respect to the Holder or any of its Affiliates shall not be deemed, in and of itself, to be a Transfer of this Warrant or any Warrant Shares.

(c)    Tax Matters. Notwithstanding any provision herein to the contrary, for so long as the Company is classified as a partnership for U.S. federal income tax purposes (or until the time of an IPO, if earlier), no direct or indirect Transfer of this Warrant shall be permitted (other than Transfers to Permitted Affiliates that do not in the aggregate cause more than ten (10) separate partners to hold an interest in the Company for purposes of Treasury Regulation Section 1.7704-1(h) as a result of such Transfers to Permitted Affiliates) if, after giving effect to such Transfer, the Company would have more than one hundred (100) partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including, without limitation, Section 1.7704-1(h)(3), but on the basis that funds affiliated with Advent and their respective affiliates and direct and indirect owners constitute one partner for these purposes and any management incentive plan aggregator entity and its direct and indirect owners constitute one partner for these purposes and provided further that the Company shall determine whether to consent to a Transfer pursuant to Section 7(b)(i) on such basis), treating (solely for this purpose) each holder of this Warrant or any new warrant(s) issued pursuant to this Warrant as a partner) (the “100 Partner Test”), and any such Transfer that fails the 100 Partner Test will be void ab initio unless legal counsel to the Holder (provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination, and is otherwise reasonably acceptable to the Company) renders an opinion to the Company that such Transfer will not cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code. The Company shall not engage in a trade or business within the United States for U.S. federal income tax purposes (and shall ensure that it does not have any income effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes).

(d)    Transfer Expenses. If the Holder proposes to Transfer all or any part of this Warrant in accordance with the terms and conditions hereof, then the Holder shall be responsible for all expenses incurred by such Holder in connection with such Transfer and the Company shall be responsible for all expenses incurred by the Company in connection with such Transfer. The Holder shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Warrant Shares upon exercise or transfer of this Warrant.

(e)    Invalid Transfers. Any purported Transfer of this Warrant other than in accordance with the terms of this Warrant shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such Transfer.

(f)    Taxes. All payments made by the Company in respect of this Warrant shall be made subject to withholding taxes required under applicable tax law. To the extent that any such amounts are so deducted or withheld and timely paid over by the Company to the relevant taxing authority, such amounts will be treated for all purposes of the Warrant as having been paid to the person in respect of which such deduction and withholding was made.

7.    Registration Rights. Upon issuance of any Warrant Shares upon the exercise of this Warrant, the Holder shall have the registration rights of the Holder set forth in the Registration Rights Agreement.

8.    Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, this Warrant shall not entitle the Holder to any rights as a holder of Warrant Shares prior to the exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.    Securities Law Compliance. The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares issuable upon exercise of this Warrant have been registered under the Securities Act, any applicable state securities laws or other applicable securities laws (including, but not limited to, the European Prospectus Regulation (EU) 2017/1129). The Holder, by acceptance of this Warrant, represents that it is fully informed as to the applicable limitations upon any distribution or resale of any portion of this Warrant and the Warrant Shares under the Securities Act and any other applicable securities laws and agrees not to distribute or resell any portion of this Warrant or any Warrant Shares if such distribution or resale would constitute a violation of the Securities Act or any other applicable securities laws or would cause the issuance of this Warrant or the Warrant Shares to be in violation of the Securities Act or any other applicable securities laws. The Holder represents that this Warrant and the Warrant Shares to be issued upon exercise of this Warrant are not being acquired with the view to, or for resale in connection with, any distribution or public offering of such Warrant Shares in violation of the Securities Act or any applicable state securities laws.

10.    Information Rights.

(a)    At all times prior to an IPO or a Change of Control, the Company shall deliver to the Holder copies of the audited annual and unaudited quarterly financial statements that are delivered to the Lenders (as defined below) pursuant to that certain Credit Agreement, dated as of [            ], 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, certain of the Company’s subsidiaries, the financial institutions party thereto from time to time as lenders (the “Lenders”) and Bank of America, N.A., as the administrative agent, substantially concurrently with the delivery of such financial statements to such Lenders. The Company shall deliver, at the Holder’s expense in the case of reasonable out-of-pocket costs paid to third parties, which costs would not have been incurred but for the Holder’s request, all information that is available to the Company and that is reasonably requested by the Holder in connection with preparing the Holder’s Tax returns, defending Tax audits and other Tax matters, in each case to the extent relating to the Holder’s interest in this Warrant or Warrant Shares, and shall, upon the Holder’s request and at the Holder’s expense in the case of reasonable out-of-pocket costs paid to third parties, which costs would not have been incurred but for the Holder’s request, use reasonable efforts to obtain or provide relevant tax forms that the Company is legally able to obtain or provide and that are required or requested for or in connection with the Holder’s compliance with tax laws, in each case, to the extent relating to the Holder’s interest in this Warrant or the Warrant Shares.

(b)    Except as and to the extent as may be required by applicable law, regulation or legal process, without the prior written consent of the Company, the Holder shall not disclose or permit the disclosure of any confidential information about the Company, any of its Subsidiaries or any of its or their Affiliates provided pursuant to Section 10(a) by or on behalf of the Company; provided, that the Holder may disclose confidential information (i) to its actual or prospective investors, lenders or other similar Persons (in each case, other than Disqualified Institutions (as defined in the Credit Agreement)) who are subject to obligations of confidentiality; and (ii) to the Holder’s and its Affiliates’ respective directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants and financial advisors) (in each case, other than Disqualified Institutions).

(c)    If the Holder is required by applicable law, regulation or legal process (including the request of any regulator with jurisdiction over the Holder or pursuant to applicable securities law requirements) to disclose any confidential information about the Company, any of its Subsidiaries or any of its or their Affiliates provided pursuant to Section 10(a) by or on behalf of the Company, it shall, to the extent permitted by applicable law, first provide notice reasonably in advance to the Company with respect to the proposed disclosure. The Holder will use commercially reasonable efforts to cooperate, at the Company’s sole cost and expense, with the Company to obtain confidentiality agreements or arrangements with respect to any such required disclosure and in any event shall disclose only such confidential information as is required to be disclosed by applicable law, regulation or legal process. The Holder’s obligations under this Section 10(c) shall not apply to disclosures made as part of an ordinary course audit or request for information from a regulator that is not specifically targeted at the Company.

11.    Amendments to the Company’s Organizational Documents. The parties hereby agree that no amendment, modification, supplement or waiver to the organizational documents of the Company that adversely affects the rights or obligations of the Holder hereunder shall be made or given without the prior written consent of the Holder.

12.    Definitions. The following terms shall have the meanings given to them below.

“Acquirer” has the meaning set forth in Section 4.

“Adjustment Event” has the meaning set forth in Section 3.

“Adjustment Fraction” has the meaning set forth in Section 3(c).

“Advent” means Advent International Corporation.

“Affiliates” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Below Market Transaction” has the meaning set forth in Section 3(c).

“Board” means the management board of the Company.

“Business Day” means any day of the year other than a Saturday, a Sunday or any other day on which national or state banking institutions in New York, New York are required or authorized by law to close.

“Change of Control” means any (i) merger, demerger, consolidation or other business combination of the Company (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Company’s consolidated assets at that time) or any successor or other entity owning or holding substantially all the consolidated assets of the Company and its Subsidiaries that results in the holders of Shares immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than fifty percent (50%) of the ordinary voting power of the Company (or such Subsidiary or Subsidiaries) or any successor entity owning or holding substantially all the consolidated assets of the Company and its Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions, (ii) Transfer, in one or a series of related transactions, of securities representing more than fifty percent (50%) of the ordinary voting power of the Company (or such Subsidiary or Subsidiaries) or any successor owning or holding substantially all the consolidated assets of the Company and its Subsidiaries to a Person or group of related Persons (other than funds affiliated with Advent and their respective affiliates), or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries. For the avoidance of doubt, an IPO shall not be deemed to be a Change of Control.

“Chosen Courts” has the meaning set forth in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Price” has the meaning set forth in Section 1.

“Expiration Time” means 11:59 p.m., New York, New York time, on the twentieth (20th) anniversary of the Issue Date.

“Fair Market Value” means, with respect to any asset or security, the fair market value of such asset or security, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arms’-length transaction occurring on the date of the valuation, as reasonably determined in Good Faith by the Board; it being understood that, (i) with respect to a security that is listed on a national securities exchange, Fair Market Value shall mean the volume weighted average of the closing prices of such security over the thirty (30) day period ending one (1) Business Day prior to the date of measurement, and (ii) with respect to a security that is traded over-the-counter, Fair Market Value shall mean the volume weighted average of the closing bid prices over the thirty (30) day trading period ending one (1) Business Day prior to the date of measurement. For the avoidance of doubt, (a) the Fair Market Value of any incentive-based equity interests granted by the Company with a liquidation value of $0, as reasonably determined in Good Faith by the Board at the time of issuance, shall be $0, and (b) no issuance of Shares within three (3) months following the date first set forth above at a price per Share of $[●] or more, in connection with the issuance of Common Units of AI PAVE & Cy S.C.Sp at a price per Common Unit of $[●] or more, shall be deemed a Below Market Transaction.

“Good Faith” means a Person having acted honestly and fairly and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company.

“Holder” has the meaning set forth in the Preamble.

“IPO” means (i) the first registered, public offering of Shares for cash pursuant to an effective registration statement under the Securities Act, registered on Form S-1 or Form F-1 (or any successor form) or pursuant to an effective registration statement under securities laws in non-U.S. jurisdictions on the applicable forms in which such Shares are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, (ii) the closing of a direct listing of the Shares pursuant to a registration statement under the Securities Act or pursuant to an effective registration statement under securities laws in non-U.S. jurisdictions, or (iii) the closing of a transaction with a special purpose acquisition company pursuant to which the Shares are registered or exchanged for securities that are registered under the Securities Act or under securities laws in non-U.S. jurisdictions.

“Issue Date” means the date set forth in the Preamble.

“Nielsen Holdings” means Nielsen Holdings plc, a public limited company formed under the laws of England and Wales with registration number 09422989, whose registered office is at Nielsen House, John Smith Drive, Oxford, OX4 2WB.

“Permitted Affiliate” has the meaning set forth in Section 6(b).

“Pro Rata Repurchases” means any purchase of Shares by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Shares, in the case of both (i) or (ii), whether for cash, Shares or other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Registration Rights Agreement” means the Registration Rights Agreement attached hereto as Exhibit E.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Shares” means the class A ordinary shares in the capital of the Company (i.e., “Shares A”).

“Share Equivalents” has the meaning set forth in Section 3(a).

“Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company or any other Subsidiary of the Company, (ii) the Company or any other Subsidiary of the Company is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person or (iii) the Company or any other Subsidiary of the Company is a general partner.

“Tax Distributions” means any distributions of cash made by the Company determined by reference to taxes.

“Transfer” means, with respect to this Warrant or any Shares, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Warrant or Shares or any participation or interest therein, whether directly or indirectly, or to agree or commit to do any of the foregoing, and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Warrant or Shares or any participation or interest therein, or any agreement or commitment to do any of the foregoing, including in each case through the Transfer of any Person directly holding such Warrant or Shares or any interest in such Person. For the avoidance of doubt, any transfer of shares or other securities of the Holder or of any of its Affiliates or Change of Control with respect to the Holder or any of its Affiliates shall not be deemed, in and of itself, to be a Transfer.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Exercise Period” has the meaning set forth in Section 1.

“Warrant Shares” has the meaning set forth in the Preamble.

13.    Amendment and Waiver. This Warrant and any provision hereof may be amended only by an instrument in writing signed by the Holder (or Nielsen Holdings in lieu of the Holder) and the Company. This Warrant and any provision hereof may only be waived by a writing signed by the party against whom the waiver is to be effective. The failure of any party to enforce any of the provisions of this Warrant shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

14.    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be given at the address or email address set forth on the signature pages to this Warrant. Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).

15.    Descriptive Headings; Interpretation; Governing Law; Selection of Forum; Waiver of Trial by Jury. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The word “or” shall not be exclusive. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without reference to the conflicts of laws thereof to the extent such reference would direct a matter to another jurisdiction. Each of the Holder and the Company agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Warrant, exclusively in the Court of Chancery of the State of Delaware and (if and only if the Court of Chancery of the State of Delaware lacks or declines jurisdiction) any state or federal court within the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Warrant (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over such party and (d) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 14. Each of the Holder and the Company irrevocably waives any and all right to trial by jury in any action, suit, demand or proceeding (including counterclaims) arising out of or related to this Warrant.

16.    Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (which evidence may include an affidavit of loss), and (a) in the case of any such loss, theft or destruction, posting of a bond in an amount reasonably satisfactory to the Company or execution and the delivery of an indemnity agreement in a form reasonably satisfactory to the Company and (b) in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make, execute and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

17.    HSR Filings. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Company’s shares or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). In the event that as a condition to or in connection with the exercise of this Warrant, the Company is required to make any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as in effect from time to time, and the regulations promulgated thereunder, or any similar law, rule or regulation, the Company shall use reasonable best efforts to make such filing and obtain clearance thereunder as expeditiously as possible, including, but not limited to, filing the notification form and cooperating in responding to any questions or information requests from any governmental authority.

18.    Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

19.    Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post any bond or security.

20.    Entire Agreement. This Warrant and the forms attached hereto, together with the Registration Rights Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

21.    Successors and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

22.    Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.    Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date.

AI PAVE DUTCHCO I B.V.

By:	/s/ Maud Kool
Name:	Maud Kool
Title:	Managing Director

Address for notice purposes:

c/o Advent International Corporation
800 Boylston Street
Boston, Massachusetts 02199
Attention: Chris Egan
James R. Westra
Email:	cegan@adventinternational.com
jwestra@adventinternational.com

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: R. Newcomb Stillwell, Esq.
Christian J. Westra, Esq.
Email:	Newcomb.Stillwell@ropesgray.com
Christian.Westra@ropesgray.com

and:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention: Matthew J. Richards, Esq.
Email:	Matthew.Richards@ropesgray.com

Acknowledged and agreed as of the Issue Date:

HOLDER:

VNU INTERNATIONAL B.V.

By:	/s/ Michel van den Hoven
Name:	Michel van den Hoven
Title:	Director

Address for notice purposes:

c/o Nielsen Holdings plc
85 Broad Street
New York, New York 10014
Attention:	George Callard
Email:	george.callard@nielsen.com

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Steven A. Rosenblum, Esq.
Raaj S. Narayan, Esq.
Email:	SARosenblum@wlrk.com
RSNarayan@wlrk.com

EXHIBIT A

Form of Shareholders Resolution

RESOLUTIONS OF THE SHAREHOLDERS

OF AI PAVE DUTCHCO I B.V.

Dated

Resolutions of the shareholders (the “Shareholders”) of AI PAVE DUTCHCO I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, trade register number 81838441 (the “Company”).

WHEREAS:

A.	The undersigned is the only party with meeting rights in respect of the Company.

B.	The Company’s Articles of Association do not preclude the Shareholders from passing resolutions without holding a meeting.

C.	By signing this written resolution, each of the undersigned votes in favour of the resolutions set out below.

D.	The Company’s managing directors have been afforded the opportunity to advise on these resolutions.

E.

On or about the date hereof, the Company’s articles of association (“Articles of Association”) are amended as a consequence whereof the class meeting formed by the holders of ordinary class A shares in the capital of the Company (“Class Meeting Shares A”) has the power to decide on the issuance of shares. This written resolution also constitutes a resolution of the Class Meeting Shares A approving the same.

F.

On or about the date hereof, the Company intends to enter into a warrant agreement (the “Warrant Agreement”) by and between inter alia the Company and [●] (the “Holder”). Pursuant to the Warrant Agreement the Company will grant the Warrants (as defined below) to the Holder.

RESOLUTIONS:

1.	To approve the signing of the Warrant Agreement by the Company and any further documents and transactions set forth in and contemplated by the Warrant Agreement.

2.

To grant the Holder the right to subscribe for such number and class of shares in the Company’s capital (such rights hereinafter referred to as the “Warrants”) under the terms and conditions as set forth in the Warrant Agreement as attached hereto.

3.	To waive and exclude any statutory and contractual pre-emption rights of any shareholder of the Company in respect of the Warrants.

4.	The Company’s management board shall determine the exact exercise price and number of the shares to be issued upon the exercise of the Warrants, in accordance with the Warrant Agreement.

5.

In case of a net exercise of the Warrants (as referred to in Section 2(b) of the Warrant Agreement), the shares will be issued under the obligation for the Company to charge the Exercise Price (as defined in the Warrant Agreement) for the shares, to the maximum extent possible, against the Company’s reserves.

CONFIRMATION

1.	The undersigned confirm the correctness and completeness of the statements in (A) up to and including (F).

2.

The undersigned will comply with the obligations set out in the Warrant Agreement and will do everything necessary to approve and effect any transfer of Warrants in accordance with the Warrant Agreement (including waiving pre-emption rights).

(signature page follows)

Signature page to shareholders resolution AI PAVE Dutchco I B.V.

This written resolution may be signed in multiple counterparts and is dated as first written above.

AI Global Investments (Netherlands) PCC Limited, acting on behalf of and in the name of the PAVE

CELL,

represented by:

Name:	L. Kruimer	Name:	L.A.P. Mulder
Title:	Managing director	Title:	Managing director

EXHIBIT B

Form of Subscription

To the Company:

The undersigned holder of the attached Warrant (the “Holder”) hereby (check all that apply):

☐

irrevocably elects to subscribe for cash                      Warrant Shares for an aggregate Exercise Price of $        , the payment of which amount the Holder is concurrently making to the Company (check all that apply) in cash ☐, by wire transfer ☐, by certified check ☐ or by any combination of the foregoing ☐; or

☐

irrevocably surrenders the right to subscribe                      Warrant Shares, and a proportionate part of the Warrant and the rights evidenced thereby, in exchange for that number of Warrant Shares computed in accordance with the provisions of Section 2(b) of the Warrant; and requests that such Warrant Shares be held (and the related capital contribution be made) in the name of                      whose address is                     .

The Holder hereby represents (i) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrant Shares; (ii) that it can bear the economic risk of its investment in the Warrant Shares and can afford to lose its entire investment in the Warrant Shares; (iii) that it has been furnished the materials relating to its investment in the Warrant Shares which it has reasonably requested in connection with its investment; (iv) that it is acquiring the Warrant Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. The Holder agrees that the Warrant Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from the Securities Act and any applicable state securities laws.

If the number of Warrant Shares subscribed for is less than all of the Warrant Shares evidenced by the Warrant, then the Holder requests that a new warrant representing the remaining Warrant Shares subject to the Warrant be issued and delivered to the Holder. All capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Warrant.

Dated:
(Signature)

(Address)

EXHIBIT C

Form of Assignment

FOR VALUE RECEIVED, the undersigned holder of the attached Warrant (the “Holder”) hereby sells, assigns and transfers all of the rights of the Holder under that portion of the attached Warrant specified below unto the assignee(s) specified below:

Name of Assignee	Address	No. of Warrant Shares Underlying the Warrant Subject to Transfer

Dated:
(Signature)

(Address)

EXHIBIT D

FORM DEED OF ISSUE

DEED OF ISSUE OF SHARES

AI PAVE DUTCHCO I B.V.

On this, [date], appeared before me, [name civil law notary authorized to practice in the Netherlands], civil law notary at [place]:

[name employee of notary authorized by powers of attorney], acting for the purposes of this Deed as the holder of written powers of attorney from:

1.	[corporate details Warrant Holder] (the “Subscriber”); and

2.

AI PAVE Dutchco I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat in Amsterdam (address: Herengracht 450, 1017CA Amsterdam, trade register number: 81838441) (the “Company”).

The person appearing, acting in the above capacities, declared the following:

DEFINITIONS

Article 1

In this Deed the following definitions shall apply:

Articles of Association	the Company’s articles of association.

Board	the management board of the Company.

Board Resolution	the resolution of the Board dated [date], as is evidenced by a copy of the written resolution that will be attached to this Deed as an annex.[3]

DCC	the Dutch Civil Code (Burgerlijk Wetboek).

Deed	this deed of issue of shares.

Exercise Price	[amount] per Share.

General Meeting	the general meeting of the Company.

GM Resolution	the resolution of the General Meeting dated [date], as is evidenced by a copy of the written resolution that will be attached to this Deed as an annex.

Parties	the parties to this Deed.

Shares	[number] class A ordinary shares in the Company’s capital, having a nominal value of [amount] each and numbered [number] up to and including [number].

Subscription Form	the form of subscription in relation to the Warrant, pursuant to which the Subscriber has exercised its Subscription Rights with respect to the Shares, a copy of which will be attached to this Deed as an annex.

[3]

NTD: Board to pass a resolution upon receipt of Form of Subscription, deciding / confirming the number of Shares to be issued to the Holder and confirming the Exercise Price (especially in case this has been adjusted).

Subscription Rights	the rights to subscribe for the Shares as granted to the Subscriber under the Warrant and the GM Resolution.

Warrant	the warrant entered into between the Company and the Subscriber, dated [date], a copy of which will be attached to this Deed as an annex.

RESOLUTION TO ISSUE SHARES

Article 2

2.1

The Company and the Subscriber entered into the Warrant, pursuant to which the Company has granted the Subscription Rights to the Subscriber and the Subscriber accepted the Subscription Rights from the Company.

2.2	As is evidenced by the GM Resolution, the General Meeting has resolved to issue the Subscription Rights to the Subscriber on the terms and subject to the conditions of the Warrant.

2.3	The Subscriber has exercised its Subscription Rights, as is evidenced by the Subscription Form.

2.4	In accordance with the Warrant and the GM Resolution, the Board has determined the number of shares to be issued to the Subscriber as included in the Board Resolution.

2.5

In giving effect to the Warrant, the Subscription Rights and the Subscription Form, the Company shall issue the Shares to the Subscriber pursuant to this Deed. No further resolution as referred to in article 2:206(2) DCC of the General Meeting or other corporate body of the Company is required in respect of the issuance of the Shares.

PRE-EMPTION RIGHTS AND PREREQUISITE

Article 3

3.1	Pre-emption rights (voorkeursrechten) have been excluded by the General Meeting in relation to the issue of the Subscription Rights, as is evidenced by the GM Resolution.

3.2

Article 2:206a(6) DCC provides that shareholders shall have no pre-emption right in respect of shares issued to a person who exercises a previously acquired right to subscribe for shares. Consequently, the Company’s shareholders do not have any pre-emption rights in respect of the issue of the Shares pursuant to this Deed.

ISSUE OF SHARES

Article 4

In giving effect to the Warrant, the Subscription Rights and the Subscription Form, the Company hereby issues the Shares to the Subscriber and the Subscriber hereby accepts the Shares from the Company.

PAYMENT AND DISCHARGE

Article 5

5.1	[Option 1: Exercise for Cash:

The Company has received and accepted the aggregate Exercise Price for the Warrant from the Subscriber.]

[Option 2: Net Exercise:

The aggregate nominal value of the Warrant Shares has been satisfied by charging the aggregate nominal value of the Warrant Shares against the Company’s share premium as recognized for Dutch dividend withholding tax purposes, which has been approved by the Board as is evidenced by the Board Resolution.]

5.2	The Company hereby grants the Subscriber a discharge in respect of payment of the Exercise Price for the Shares.

5.3	The Shares have been paid up in full.

REGISTER

Article 6

The Company will immediately enter the issue of the Shares in its register.

CHOICE OF LAW AND JURISDICTION

Article 7

This Deed shall be governed by and construed in accordance with the laws of the Netherlands. Any dispute arising in connection with this Deed shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

[CIVIL LAW NOTARY

Article 8

8.1	The Parties are aware that the undersigned civil law notary works with [name Dutch law firm], the firm that has advised [party] in this transaction.

8.2

With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) laid down by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties hereby explicitly consent to:

a.	the undersigned civil law notary executing this Deed; and

b.	[party] being assisted and represented by [name Dutch law firm] in relation to this Deed and any agreements that may be concluded, or disputes that may arise, in connection therewith.][4]

POWER OF ATTORNEY

Article 9

The person appearing has been authorised to act under two (2) powers of attorney in the form of private instruments, which will be attached to this Deed.

FINAL STATEMENTS

The person appearing is known to me, civil law notary.

This Deed was executed in Amsterdam on the date mentioned in its heading.

After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

[4]

NTD: Only to be included to the extent that the notary that executes this Deed is affiliated to a law firm which has advised one of the parties to this Deed (as a result of which such notary cannot act as independent advisor of all parties to this Deed).

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

[To be attached]